Exhibit 99.1

Atlantic Union Bankshares Corporation To Release Fourth Quarter and Fiscal Year 2020 Results

Richmond, Va., January 5, 2021 – Atlantic Union Bankshares Corporation (the “Company”) today announced that it will release fourth quarter and fiscal year 2020 results before the market opens on Tuesday, January 26, 2021.

Following the release, the Company will host a conference call and webcast for analysts at 9:00 a.m. Eastern Time on Tuesday, January 26, 2021.

Management will conduct a conference call and listen-only webcast with accompanying slides, which can be found at: https://edge.media-server.com/mmc/p/ze3ax9o8

To participate in the call, please use one of the following telephone numbers.

Participant Toll-Free Dial-In Number: (866) 220-4170

Participant International Dial-In Number: (864) 663-5235

The conference ID is: 2886812

A replay of the webcast, and the accompanying slides, will be available on the Company’s website for 90 days at: https://investors.atlanticunionbank.com/.

About Atlantic Union Bankshares Corporation

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (Nasdaq: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has 135 branches and approximately 155 ATMs located throughout Virginia, and in portions of Maryland and North Carolina. Middleburg Financial is a brand name used by Atlantic Union Bank and certain affiliates when providing trust, wealth management, private banking, and investment advisory products and services. Certain non-bank affiliates of Atlantic Union Bank include: Old Dominion Capital Management, Inc., and its subsidiary, Outfitter Advisors, Ltd., and Dixon, Hubard, Feinour & Brown, Inc., which provide investment advisory services; Middleburg Investment Services, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

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Contact:

Bill Cimino, Senior Vice President and Director of Investor Relations 804.448.0937